Exhibit 10.1

February 7, 2017

Warren Eisenberg

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, NJ 07083

Dear Mr. Eisenberg:

We write to confirm that in order to provide additional time for discussions respecting revisions to your employment agreement, as amended (the “Agreement”), the Agreement is hereby amended so that the Final Date thereunder shall be May 26, 2017. Except as aforesaid, the Agreement shall remain in full force and effect and unchanged.

BED BATH & BEYOND INC.

By:	/s/ Steven H. Temares
Steven H. Temares Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Warren Eisenberg
Warren Eisenberg